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                                                                    EXHIBIT 11.1

STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

In accordance with the disclosure requirements of SFAS 128, a reconciliation of the numerator and denominator of basic and diluted EPS is provided below.

(Unaudited and in thousands, except per share amounts)

                                                                            Three Months Ended
                                                                                 March 31,
                                                                                 ---------
                                                                          2002               2001
                                                                          ----               ----
NUMERATOR

     Loss before extraordinary item                                    $     (809)        $  (13,253)
     Extraordinary item                                                    (1,833)                --
                                                                       ----------         ----------
     Net loss                                                              (2,642)           (13,253)
                                                                       ==========         ==========

DENOMINATOR

     Denominator for basic earning per share - weighted-average
     common shares                                                         40,639             34,336
     Effect of dilutive securities
       Common stock options and warrants                                       --                 --
                                                                       ----------         ----------
     Denominator for diluted earnings per share                            40,639             34,336
                                                                       ==========         ==========

EARNINGS PER SHARE
Basic:
     Loss before extraordinary item                                    $    (0.02)        $    (0.39)
     Extraordinary item                                                     (0.05)                --
                                                                       ----------         ----------

     Net loss                                                          $    (0.07)        $    (0.39)
                                                                       ==========         ==========
Diluted:
     Loss before extraordinary item                                    $    (0.02)        $    (0.39)
     Extraordinary item                                                     (0.05)                --
                                                                       ----------         ----------

     Net loss                                                          $    (0.07)        $    (0.39)
                                                                       ==========         ==========
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